EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Oklo Inc. (the “Company”) for the quarterly period ended March 31, 2026, as filed with the Securities and Exchange Commission (the “Report”), each of Jacob DeWitte, Chief Executive Officer, and R. Craig Bealmear, Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes‑Oxley Act of 2002, that, to the best of his knowledge:
•The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
•The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Date:	June 16, 2026

OKLO INC.

	By:	/s/ Jacob DeWitte
	Name:	Jacob DeWitte
	Title:	Chief Executive Officer
(Principal Executive Officer)

OKLO INC.

By:	/s/ R. Craig Bealmear
Name:	R. Craig Bealmear
Title:	Chief Financial Officer
(Principal Financial Officer)